UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39536	84-3199512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of RA Session II as President and Chief Executive Officer

On December 16, 2022, RA Session II, the President and Chief Executive Officer of Taysha Gene Therapies, Inc. (the “Company”), resigned from his operating role, effective immediately. Mr. Session will remain a member of the Company’s Board of Directors (the “Board”). In connection with Mr. Session’s resignation, the Company intends to enter into a separation agreement (the “Separation Agreement”) with Mr. Session that will provide for the terms of Mr. Session’s separation from employment. Such Separation Agreement has not yet been finalized. The Company will provide a description of the material terms of the Separation Agreement by filing a Current Report on Form 8-K after the information is determined or becomes available.

Appointment of Sean Nolan as Chief Executive Officer

On December 16, 2022, the Board appointed Sean Nolan as the Company’s Chief Executive Officer, effective as of the effective time of Mr. Session’s resignation. Biographical and other information about Mr. Nolan is included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”). Mr. Nolan will continue in his role as the Company’s Chairman of the Board.

There are no family relationships between Mr. Nolan and any of the Company’s current or former directors or executive officers. Mr. Nolan is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

As of the filing of this Current Report on Form 8-K (this “Report”), the Compensation Committee of the Board (the “Compensation Committee”) and the Board have not finalized the compensation of Mr. Nolan in connection with his appointment as Chief Executive Officer. The Company will provide this information by filing an amendment to this Report after the information is determined or becomes available.

Appointment of Sukumar Nagendran, M.D. as President and Head of Research and Development

On December 16, 2022, the Board appointed Dr. Sukumar Nagendran as the Company’s President and Head of Research and Development, effective immediately. In connection with Dr. Nagendran’s appointment as President and Head of Research and Development, Dr. Suyash Prasad’s title was changed from Chief Medical Officer and Head of Research and Development to Chief Medical Officer, effective as of Dr. Nagendran’s appointment. Biographical and other information about Dr. Nagendran is included in the Proxy Statement. Dr. Nagendran will continue in his role as a member of the Board.

There are no family relationships between Dr. Nagendran and any of the Company’s current or former directors or executive officers. Dr. Nagendran is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

As of the filing of this Report, the Compensation Committee and the Board have not finalized the compensation of Dr. Nagendran in connection with his appointment as President and Head of Research and Development. The Company will provide this information by filing an amendment to this Report after the information is determined or becomes available.

Item 8.01 Other Events.

On December 16, 2022, the Company issued a press release announcing the changes in the Company’s leadership, including the appointments of Mr. Nolan as Chief Executive Officer and Dr. Nagendran as President and Head of Research and Development. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated December 16, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

	By:	/s/ Kamran Alam
Date: December 22, 2022		Kamran Alam
Chief Financial Officer